UNITED STATES
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SCHEDULE 14A

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Journal Media Group, Inc.
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JMG/Gannett Transaction October 8, 2015

Gannett Management Team On Site Today October 8, 2015 Journal Media Group 2 Robert J. Dickey President and Chief Executive Officer Alison K. Engel Senior Vice President, Chief Financial Officer and Treasurer John M. Zidich President of Domestic Publishing

Additional Information and Where to Find It The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com. Participants in the Merger Solicitation This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above. October 8, 2015 Journal Media Group 3

Forward-Looking Statements This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic, business or political conditions, or licensing requirements and tax matters; and the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015. October 8, 2015 Journal Media Group 4

Transaction Overview Gannett is acquiring JMG for $12 per share to grow its local media brand portfolio, subject to shareholder and regulatory approval. The deal is valued at $280 million. JMG will add scale to Gannett’s national-to-local strategy JMG adds 15 dailies and 18 weeklies in 14 local markets JMG increases Gannett’s reach by 675,000 in daily circulation JMG’s local brands will leverage Gannett’s content and national USA TODAY brand and have their content integrated onto Gannett’s Digital Platform. The transaction is expected to close in the first quarter of 2016. Journal Media Group 5 October 8, 2015

An industry leader As a combined company, we will be an industry leader, dedicated to quality journalism and to the communities we serve. There is significant scale to our combined company. We will cover 106 local markets in the United States and more than 100 million unique domestic monthly visitors to our digital sites Continued focus on being premier local media brands, committed to strengthening lives and communities Advertisers have access to Gannett’s national news platform October 8, 2015 Journal Media Group 6

About Gannett Gannett is a leading media and marketing company with unparalleled local-to-national reach, successfully connecting consumers, communities and businesses. Gannett consists of USA TODAY, 92 strong local media organizations in 33 states and Guam, and more than 160 local news brands in the U.K. Each month more than 97 million unique visitors access content from USA TODAY and Gannett’s local media organizations, putting the company squarely in the Top 10 U.S. news and information category. U.S. newspapers add an additional audience of 9 million readers every weekday. 19,600 Employees $3.2 billion in revenues in 2014 October 8, 2015 Journal Media Group 7

Purpose, Goals and Strategic Initiatives October 8, 2015 Journal Media Group 8 OUR PURPOSE OUR 3-YEAR GOAL STRATEGIC INITIATIVES Gannett is a next-generation media company that empowers communities to connect, act and thrive To generate growth and value by optimizing our existing businesses while investing for the future 1 2 3 4 5 6 7 Build a unified and nimble culture Aggressively expand our local footprint Create one single nationwide news organization and publishing business Establish new sources of topline revenue tied to existing assets Lead with digital and integrate it into every part of the business Build world-class data capability that connects all facets of the company Reinvent revenue models through innovative new businesses

Combined Footprint October 8, 2015 Journal Media Group 9 JMG sites Gannett sites 106 combined daily local markets Well positioned in a range of differently sized markets Geographical diversity a core strength Rebalancing resources towards differentiated relevant local reporting

Key Takeaways Expand the impact of our journalism Ongoing commitment to local journalism Broader reach Advertiser benefits National reach More digital Platform for growth Operational scale Financial strength Continued focus on local storytelling October 8, 2015 Journal Media Group 10

What we know now The transaction is expected to close in the first quarter of 2016. No decisions have been made in terms of corporate leadership structure, local staffing, systems or processes. Planning for the integration of the two companies will begin in the next several weeks. Annual enrollment for 2016 health & welfare benefits will proceed as planned. We recognize that this announcement creates some uncertainty. Staying focused on serving our readers, advertisers and communities will ensure that we maintain a strong enterprise for many years to come. Journal Media Group 11 October 8, 2015

Questions?